EXHIBIT 4.01




                FIRST AMENDMENT TO RIGHTS AGREEMENT

           This FIRST AMENDMENT TO RIGHTS AGREEMENT dated as of August 3, 2006 (the "AMENDMENT") is entered into by and between Reckson Associates Realty Corp., a Maryland corporation (the "CORPORATION"), and American Stock Transfer & Trust Company (the "RIGHTS AGENT").

                               W I T N E S S E T H

           WHEREAS, the Corporation and the Rights Agent are parties to that certain Rights Agreement dated as of October 13, 2000 (the "RIGHTS AGREEMENT");

           WHEREAS, all capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Rights Agreement;

           WHEREAS, Section 27 of the Rights Agreement provides that the Corporation may amend the Rights Agreement without the approval of any holders of certificates representing Common Shares;

           WHEREAS, the Affiliate Transaction Committee of the Board of Directors of the Corporation (the "AFFILIATE TRANSACTION COMMITTEE") approve the execution, delivery and performance by the Corporation of, and the consummation of the merger and all other transactions contemplated by, that certain Agreement and Plan of Merger, dated as of August 3, 2006, by and among the Corporation, Reckson Operating Partnership, L.P., SL Green Realty Corp., Wyoming Acquisition Corp., Wyoming Acquisition GP LLC and Wyoming Acquisition Partnership LP, Reckson Associates Realty Corp. and Reckson Operating Partnership, L.P.; and

           WHEREAS, in contemplation of consummation of the merger and the other transactions contemplated by the Merger Agreement, the Affiliate Transaction Committee deems it necessary and desirable and in the best interests of the Corporation and its shareholders to adopt this Amendment;

           Now, therefore, in consideration of the foregoing and the terms contained herein, the Rights Agreement is hereby amended as follows:

     Section 1. AMENDMENT OF SECTION 1.

      Section 1 of the Rights Agreement is hereby amended and supplemented to add the following definitions in the appropriate alphabetical locations:

      "Merger" shall mean the "Merger" as such term is defined in the Merger Agreement.

      "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 3, 2006, by and among the Corporation, the Operating Partnership, Parent, Purchaser, Wyoming Acquisition GP and Wyoming Acquisition LP, as it may be amended from time to time.


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     "Operating Partnership" means Reckson Operating Partnership, L.P., a
Delaware limited partnership and the operation partnership of the Corporation.

     "Parent" shall mean SL Green Realty Corp., a Maryland corporation.

     "Purchaser" shall mean Wyoming Acquisition Corp., a Maryland corporation, a wholly-owned subsidiary of Parent.

      "Purchaser Parties" shall mean Parent, Purchaser, Wyoming Acquisition GP and Wyoming Acquisition LP.

      "Wyoming Acquisition GP" shall mean Wyoming Acquisition GP LLC, a Delaware limited liability company.

      "Wyoming Acquisition LP" shall mean Wyoming Acquisition Partnership LP, a Delaware limited partnership.

     Section 2. AMENDMENT OF DEFINITION OF "ACQUIRING PERSON". The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, neither the Purchaser Parties, nor any of their Affiliates or Associates shall be deemed to be an Acquiring Person as a result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or (iii) the public announcement of any of the foregoing."

     Section 3. AMENDMENT OF DEFINITION OF "DISTRIBUTION DATE". The definition of "Distribution Date" in Section 3(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or (iii) the public announcement of any of the foregoing."

     Section 4. AMENDMENT OF DEFINITION OF "SHARE ACQUISITION DATE". The definition of "Share Acquisition Date" in Section 1 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:


      "Notwithstanding anything in this Rights Agreement to the contrary, a "Share Acquisition Date" shall not be deemed to have occurred solely as the result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or (iii) the public announcement of any of the foregoing."



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     Section 5. AMENDMENT OF SECTION 3. Section 3 of the Rights Agreement is
hereby amended and supplemented by adding the following sentence at the end thereof as a new Section 3(d):

      "Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or (iii) the public announcement of any of the foregoing."

     Section 6. AMENDMENT OF SECTION 7(A). Subject to the provisions of Sections 2 through 4 hereof, the Rights Agreement is amended by deleting the word "and" between "(the "Redemption Date")" and "(iii)" in Section 7(a) of the Rights Agreement and adding the following to the end of such Section 7(a): "and (iv) immediately prior to the Effective Time (as defined in the Merger Agreement)."

     Section 7. AMENDMENT OF SECTION 11(A)(II). Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence to the end of that section:

      "Notwithstanding anything else set forth in this Agreement, no event requiring an adjustment under this Section 11(a)(ii) shall be deemed to have occurred by reason of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or (iii) the public announcement of any of the foregoing."

     Section 8. AMENDMENT TO SECTION 13. Section 13 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof as a new Section 13(e):

      "Notwithstanding anything to the contrary in this Agreement, the provisions of Section 13 of this Agreement shall be deemed not to apply to the Merger."

     Section 9. CONDITION TO EFFECTIVENESS. This Amendment is effective as of immediately prior to the execution and delivery of the Merger Agreement by each of the parties thereto; provided, however, that if the Merger Agreement is terminated for any reason, this Amendment shall no longer be applicable or of any further force and effect. Except as specifically amended by this Amendment, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

     Section 10. REFERENCE TO AND EFFECT ON RIGHTS AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Rights Agreement to "this Agreement," "hereunder," "hereof," "herein" or any other expression of like import referring to the Rights Agreement shall mean and be a reference to the Rights Agreement as amended by this Amendment.

     Section 11. GOVERNING LAW. Section 32 (Governing Law) of the Rights Agreement shall apply to this Amendment mutates mutandis.


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     Section 12. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall for all purposes by deemed to be an original, and all of which shall together constitute but one and the same instrument.

     Section 13. DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date first written above.

                          RECKSON ASSOCIATES REALTY CORP.



                          By:  /s/ Jason Barnett
                             --------------------------------
                              Name:  Jason Barnett
                              Title: Senior Executive Vice President

                          AMERICAN STOCK TRANSFER & TRUST COMPANY


                          By:  /s/ Paula Caroppoli
                             --------------------------------
                             Name:  Paula Caroppoli
                             Title: Vice President




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